STATE OF DELAWARE
                           CERTIFICATE OF AMENDMENT TO
                              CERTIFICATE OF TRUST

Pursuant to Title 12, Section 3810(b) of the Delaware Statutory Trust Act, the undersigned Trust executed the following Certificate of Amendment:

      1.    Name of Statutory Trust: Constellation Funds

      2. The Certificate of Amendment to the Certificate of Trust is hereby amended as follows:

            The Name of the Statutory Trust is Touchstone Funds Group Trust.

      3. The name change of the Trust is, or will become effective at a future date that is within 90 days of the file date. This Certificate of Amendment shall be effective November 20, 2006.

IN WITNESS WHEREOF, the undersigned has executed this Certificate on the 17th day of November, 2006.


                                     By: /s/ Jill T. McGruder
                                         ---------------------------------------
                                         Jill T. McGruder, President and Trustee